                                                                    EXHIBIT 99.1

                            POWER TECHNOLOGIES, INC.
               REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS
                FOR ANNUAL MEETING OF SHAREHOLDERS AUGUST 11, 1998
                    (Class A and/or Class B Common Stock)

The undersigned hereby appoints Gordon B. Hirschman and Mary A. Sager, or each of them, as Proxies with full power of substitution to represent the undersigned and to vote all shares of Class A and Class B Common Stock of Power Technologies, Inc. (the "Company") which the undersigned would be entitled to vote at the 1998 Annual Meeting of Shareholders of the Company to be held on August 11, 1998 and any adjournment thereof.



PROPOSAL ONE - To elect four of the following persons as directors to serve until the 2000 annual meeting of shareholders and until their successors have been elected and have qualified: Dale A. Douglass, James W. Feltes, Timothy F. Laskowski, David J. Lawrence, N. Dag Reppen and Mary A. Sager.

                             FOR the following nominess
          (write in names of nominees for whom you desire to vote):

     _____________________________            _____________________________

     _____________________________            _____________________________


PROPOSAL TWO - To amend the Certificate of Incorporation of the Company to limit the liability of the directors of the Company to the Company and the shareholders of the Company for certain breaches of fiduciary duties.

For |_|                           Against |_|                        Abstain |_|

PROPOSAL THREE - To approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated April 20, 1998 among the Company, the directors and certain shareholders of the Company, Stone & Webster, Incorporated ("SWI"), Stone & Webster Acquisition Corp. ("Merger Sub"), a wholly-owned subsidiary of SWI, and Stone & Webster Management Consultants, Inc., and the transactions contemplated thereby including the merger of the Merger Sub with and into the Company as contemplated by the Merger Agreement, a copy of which has been distributed to the shareholders of the Company.

For |_|                           Against |_|                        Abstain |_|

Upon receipt of this proxy when properly executed, the Proxies will vote the shares of Class A and B Common Stock of the Company held by the undersigned in the manner directed hereon. If no direction is made, such shares will be voted "FOR" proposals 2 and 3. Proxies which are executed without specification as to proposal 1 will not be voted as to proposal 1.

Please mark, sign and date this voting instruction card and return it using the enclosed envelope.

Dated: ________________, 1998             Name of Shareholder:


                                          Signature:
                                                    --------------------------


                                          Signature:
                                                    --------------------------

(Please sign as name appears at above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.)

                            POWER TECHNOLOGIES, INC.
                        REVOCABLE VOTING INSTRUCTION CARD
                FOR ANNUAL MEETING OF SHAREHOLDERS AUGUST 11, 1998
                            (Class C Common Stock)

The undersigned hereby directs the trustee of the Power Technologies, Inc. Employee Stock Ownership Plan (the "ESOP") to vote all shares of Class C Common Stock of Power Technologies, Inc. (the "Company") which the ESOP is entitled to vote at the 1998 Annual Meeting of Stockholders of the Company to be held on August 11, 1998 and any adjournment thereof and which are allocated to the account of the undersigned pursuant to the ESOP in the manner set forth below:

PROPOSAL ONE - To elect four of the following persons as directors to serve until the 2000 annual meeting of shareholders and until their successors have been elected and have qualified: Dale A. Douglass, James W. Feltes, Timothy F. Laskowski, David J. Lawrence, N. Dag Reppen and Mary A. Sager.

                           FOR the following nominees
           (Write in names of nominees for whom you desire to vote):

     _____________________________            _____________________________

     _____________________________            _____________________________


PROPOSAL TWO - To amend the Certificate of Incorporation of the Company to limit the liability of the directors of the Company to the Company and the shareholders of the Company for certain breaches of fiduciary duties.

For |_|                           Against |_|                        Abstain |_|

PROPOSAL THREE - To approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated April 20, 1998 among the Company, the directors and certain shareholders of the Company, Stone & Webster, Incorporated ("SWI"), Stone & Webster Acquisition Corp. ("Merger Sub"), a wholly-owned subsidiary of SWI, and Stone & Webster Management Consultants, Inc., and the transactions contemplated thereby including the merger of the Merger Sub with and into the Company as contemplated by the Merger Agreement, a copy of which has been distributed to the shareholders of the Company.

For |_|                           Against |_|                        Abstain |_|

Upon receipt of this voting instruction card when properly executed, the ESOP trustee will vote the shares of Class C Common Stock of the Company allocated to the account of the undersigned in the manner directed hereon. If no direction is made, such shares will be voted "FOR" proposals 2 and 3. Voting instruction cards which are executed without specification as to proposal 1 will not be voted as to proposal 1.

Please mark, sign and date this voting instruction card and return it using the enclosed envelope. In order for your shares to be voted at the 1998 Annual Meeting of Stockholders of the Company, this voting instruction card must be returned to and received by the ESOP trustee by no later than 5:00 p.m. EST on August 10, 1998.


Dated: ________________, 1998             Name of Shareholder:


                                          Signature:
                                                    --------------------------


                                          Signature:
                                                    --------------------------

(Please sign as name appears at above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.)